Exhibit 99(D)

February 23, 2004

MANAGEMENT’S REPORT ON INTERNAL CONTROL AND COMPLIANCE WITH MINIMUM SERVICING STANDARDS

The management of Discover Bank (the “Bank”) is responsible for establishing and maintaining effective internal control over financial reporting and complying with the minimum servicing standards required of the Bank under Sections 3.03, 4.03, 4.04, 4.05 and 8.07 of the Pooling and Servicing Agreement, dated as of October 1, 1993, between the Bank and U.S. Bank National Association, for the Discover Card Master Trust I, as amended and as supplemented by Sections 9, 13 and 14 of the Series Supplements dated November 23, 1993; April 19, 1995; January 29, February 21, and April 30, 1996; October 23, 1997; March 25, June 12, July 30, and November 12, 1998; June 15, and December 14, 1999; January 27, March 14, April 4, May 10, May 22, June 6, June 19, June 20, October 24, and December 19, 2000; January 4, January 16, March 15, April 17, May 24, and July 24, 2001; January 23, April 25, May 29, October 17, and December 11, 2002; January 22, February 18, March 17 and March 25, 2003, respectively, as amended (collectively, the “Pooling and Servicing Agreement,” see Appendix), relating to the assets of the Discover Card Master Trust I, Series: 1993-3, 1995-1, 1996-2, 1996-3, 1996-4, 1997-3, 1998-3, 1998-5, 1998-6, 1998-7, 1999-5, 1999-6, 2000-1, 2000-2, 2000-3, 2000-4, 2000-A, 2000-5, 2000-6, 2000-7, 2000-8, 2000-9, 2001-1, 2001-2, 2001-3, 2001-4, 2001-5, 2001-6, 2002-1, 2002-2, 2002-3, 2002-4, 2002-5, 2003-1, 2003-2 and 2003-3, respectively (the “Trust”). The internal control contains monitoring mechanisms, and actions are taken to correct deficiencies identified.

There are inherent limitations in the effectiveness of any internal control, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even effective internal control can provide only reasonable assurance with respect to the servicing and financial reporting procedures provided by the Bank. Further, because of changes in conditions, the effectiveness of internal control may vary over time.

Management has assessed the Bank’s internal control over financial reporting relating to the servicing procedures provided by the Bank under the relevant sections of the Pooling and Servicing Agreement as of November 30, 2003. This assessment was based on criteria for effective internal control over financial reporting described in “Internal Control—Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on management’s assessment, the Bank maintained effective internal control over financial reporting relating to the servicing and financial reporting procedures provided by the Bank to prevent and detect misstatements due to error or fraud in amounts that would be material to the assets of the Trust under the relevant sections of the Pooling and Servicing Agreement as of November 30, 2003.

As of and for the year ended November 30, 2003, the Bank has complied, in all material respects, with the Bank’s established minimum servicing standards for the Trust as set forth in Sections 3.03, 4.03, 4.04, 4.05 and 8.07 of the Pooling and Servicing Agreement, as amended and as supplemented by Sections 9, 13 and 14 of the Series Supplements as described above.

Signed,

/s/ Kathy M. Roberts

Kathy M. Roberts
President

/s/ Michael F. Rickert

Michael F. Rickert
Vice President, Chief Accounting Officer, and Treasurer

/s/ Patricia S. Hall

Patricia S. Hall
Assistant Vice President, Assistant Treasurer, and Assistant Secretary

APPENDIX

The Pooling and Servicing Agreement and its amendments for Discover Card Master Trust I can be found in the following public filings with the Securities and Exchange Commission of the United States of America.

•	Pooling and Servicing Agreement between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee, dated as of October 1, 1993, incorporated by reference to the Trust’s Registration Statement on Form S-3 (Registration No. 333-62263), dated August 26, 1998.

•	First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee, incorporated by reference to the Trust’s Registration Statement on Form S-3 (Registration No. 333-62263), dated August 26, 1998.

•	Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee, incorporated by reference to the Trust’s Current Report on Form 8-K, dated April 30, 1996.

•	Third Amendment to Pooling and Servicing Agreement, dated as of March 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee, incorporated by reference to the Trust’s Registration Statement on Form 8-A, dated April 13, 1998.

•	Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998 between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee, incorporated by reference to the Trust’s Current Report on Form 8-K, dated November 30, 1998.

•	Fifth Amendment to Pooling and Servicing Agreement, dated as of March 30, 2001 between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee, incorporated by reference to the Trust’s Current Report on Form 8-K, dated March 30, 2001.

The Series Supplements which supplement the minimum servicing standards set forth in the Pooling and Servicing Agreement of the Discover Card Master Trust I can be found in the following public filings on Form 8-K with the Securities and Exchange Commission of the United States of America.

	Series Supplement	8-K
Series	Date	Filing Date	Exhibit Number

1993-3	11/23/93	12/17/1993 Form 8-A	2.2
1995-1	04/19/95	05/02/1995	4.1
1996-2	01/29/96	01/30/1996	4.1
1996-3	02/21/96	02/22/1996	4.1
1996-4	04/30/96	05/01/1996	4.4
1997-3	10/23/97	10/24/1997	4.1
1998-3	03/25/98	03/27/1998	4.1
1998-5	06/12/98	N/A	N/A
1998-6	07/30/98	07/31/1998	4.1
1998-7	11/12/98	11/13/1998	4.1
1999-5	06/15/99	06/16/1999	4.1
1999-6	12/14/99	12/16/1999	4.1
2000-1	01/27/00	02/22/2000	4.1
2000-2	03/14/00	03/22/2000	4.1
2000-3	04/04/00	04/05/2000	4.1
2000-4	05/10/00	05/15/2000	4.1
2000-A	05/22/00	N/A	N/A
2000-5	06/06/00	06/07/2000	4.1
2000-6	06/19/00	06/21/2000	4.1
2000-7	06/20/00	06/21/2000	4.4
2000-8	10/24/00	10/27/2000	4.1
2000-9	12/19/00	12/22/2000	4.1
2001-1	01/04/01	01/09/2001	4.1
2001-2	01/16/01	01/18/2001	4.1
2001-3	03/15/01	03/16/2001	4.1
2001-4	04/17/01	04/17/2001	4.1
2001-5	05/24/01	05/25/2001	4.1
2001-6	07/24/01	07/30/2001	4.1
2002-1	01/23/02	01/24/2002	4.1
2002-2	04/25/02	04/26/2002	4.1
2002-3	05/29/02	05/30/2002	4.1
2002-4	10/17/02	10/18/2002	4.1
2002-5	12/11/02	12/12/2002	4.1
2003-1	1/22/03	01/23/2003	4.1
2003-2	2/18/03	02/18/2003	4.1
2003-3	3/25/03	03/27/2003	4.1